                                                                    Exhibit 23.1

                       Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (33-55135, 33-54717, 33-51265, 333-50413, 333-56725, 333-53853, 333-67805,
333-74661) on Form S-3 and the registration statements (333-38961, 33-54301, 33-51403, 33-32429, 33-32323, 33-30172, 2-93179) on Form S-8 of our report dated
February 3, 1999, except for Note 23, as to which the date is February 24, 1999, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation; January 29, 1999 with respect to the consolidated financial statements of Federal-Mogul Ignition Company (and the Cooper Automotive division of Cooper Industries, Inc., its predecessor); January 29, 1999 with respect to the consolidated financial statements of Federal-Mogul Products, Inc. (and the Moog Automotive division of Cooper Industries, Inc., its predecessor); and February 12, 1999 with respect to the financial statements of Federal-Mogul Aviation, Inc. (and Champion Aviation, Inc., a subsidiary of Cooper Industries, Inc., its predecessor), all of which are included in its Annual Report on Form 10-K for the year ended December 31, 1998.




/s/   Ernst and Young LLP


Detroit, Michigan
March 31, 1999